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                                                                    EXHIBIT 10.2


              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT



         THIS FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 19, 1999 by and among PERSISTENCE SOFTWARE, INC., a California corporation (the "Company") and those purchasers of its Preferred Stock and other parties listed on the Schedule of Investors attached as Exhibit A hereto (each an "Investor" and collectively, the "Investors," except as provided below in Section 1.1(a) below).

                                 R E C I T A L S

         A. In connection with the closing of a Series A Preferred and Common Stock Purchase Agreement dated February 14, 1994 (the "Stock Purchase Agreement"), the Company and the purchasers of the Series A Preferred Stock and Common Stock purchased thereunder entered into an Investor Rights Agreement dated as of February 14, 1994 (the "1994 Investor Rights Agreement") providing certain rights to registration of the Company's securities under the Securities Act and certain additional rights.

         B. In connection with an equipment lease between the Company and Venture Lending & Leasing, Inc. ("Venture Lending"), the Company issued a Warrant (the "Venture Lending Warrant") to Venture Lending to acquire 55,556 shares of the Company's Common Stock (the "Venture Lending Warrant Shares") and entered into a First Amendment to the 1994 Investor Rights Agreement dated as of December 28, 1995, to grant certain registration rights to Venture Lending with respect to the Venture Lending Warrant Shares.

         C. In connection with a line of credit between the Company and General Bank, the Company issued a Warrant (the "General Bank Warrant") to General Bank to acquire 25,000 shares of the Company's Common Stock (the "General Bank Warrant Shares") and entered into a Second Amendment to the 1994 Investor Rights Agreement dated February 6, 1996 to grant certain registration rights to General Bank with respect to the General Bank Warrant Shares.

         D. In connection with the closing of a Series B Preferred Stock Purchase Agreement between the Company and certain of the Investors on March 12, 1996 (the "First Series B Stock Purchase Agreement"), pursuant to which certain of the Investors purchased 1,753,276 shares of Series B Preferred Stock (the "First Series B Shares") from the Company, certain of the Investors and the Company entered into a First Amended and Restated Investor Rights Agreement dated March 8, 1996 (the "First Amended and Restated Investor Rights Agreement") to amend and restate the 1994 Investor Rights Agreement in its entirety.

         E. In connection with the closing of a Series B Preferred Stock Purchase Agreement between the Company and certain of the Investors on November 27, 1996 (the "Second Series B Stock Purchase Agreement"), pursuant to which certain of the Investors purchased an aggregate of 1,484,716 shares of Series B Preferred Stock from the Company, (the "Second Series B Shares," and, together with the First Series B Shares, the "Series B Shares"), certain of the
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Investors and the Company entered into a Second Amended and Restated Investor
Rights Agreement, dated November 27, 1996 (the "Second Amended and Restated Investor Rights Agreement") to amend and restate the First Amended and Restated Investor Rights Agreement in its entirety. The Second Amended and Restated Rights Agreement was subsequently amended on June 13, 1997.

         F. In connection with the closing of a Series C Preferred Stock Purchase Agreement between the Company and certain of the Investors dated December 31, 1997 (the "First Series C Stock Purchase Agreement"), pursuant to which certain of the Investors purchased an aggregate of 431,965 shares of Series C Preferred Stock (the "First Series C Shares") from the Company, certain of the Investors and the Company entered into a Third Amended and Restated Investor Rights Agreement, dated December 31, 1997, as amended (the "Third Amended and Restated Investor Rights Agreement") to amend and restate the Second Amended and Restated Investor Rights Agreement in its entirety.

         G. In connection with the closing of a Series C Preferred Stock Purchase Agreement between the Company and certain of the Investors dated August 4, 1998 (the "Second Series C Stock Purchase Agreement"), pursuant to which certain of the Investors purchased an aggregate of 1,155,508 shares of Series C Preferred Stock (the "Second Series C Shares" and, together with the First Series C Shares, the "Series C Shares") from the Company, certain of the Investors and the Company entered into a Fourth Amended and Restated Investor Rights Agreement, dated August 13, 1998, as amended (the "Fourth Amended and Restated Investor Rights Agreement") to amend and restate the Third Amended and Restated Investor Rights Agreement in its entirety.

         H. In connection with the closing of a Series D Preferred Stock Purchase Agreement between the Company and the Purchasers (as defined therein) dated February 19, 1999 (the "Series D Stock Purchase Agreement"), pursuant to which the Purchasers are purchasing an aggregate of up to 747,664 shares of Series D Preferred Stock (the "Series D Shares") from the Company and with the requisite consent of the Company and the Investors holding more than two-thirds of the Registrable Securities (as defined in the Fourth Amended and Restated Investor Rights Agreement), such Investors and the Company desire to amend and restate the Fourth Amended and Restated Investor Rights Agreement in its entirety so that the Purchasers of the Series D Shares pursuant to the Series D Stock Purchase Agreement shall become Investors hereunder and shall have the same registration rights as the other Investors.

         I. The Investors desire to waive the right of first refusal set forth in Article II of the Fourth Amended and Restated Investor Rights Agreement with respect to issuance of the Series D Shares issued pursuant to the Series D Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions contained herein, the parties hereto hereby agree follows:

                                    ARTICLE I
                               REGISTRATION RIGHTS

         Section 1.1 Definitions.  As used in this Article I:



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                  (a) The term "Holder" means any Investor and any other holder of outstanding Registrable Securities who acquired such Registrable Securities in accordance with Section 1.11 hereof. The term "Investors" includes Venture Lending and General Bank for purposes of Sections 1.1, 1.2, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14 and Articles IV and V of this Agreement; provided, however, that Venture Lending and General Bank and their respective transferees shall not be deemed to be "Holders" for purposes of Sections 1.3 or
1.4 of this Agreement or "Investors" for purposes of Articles II and Article III of this Agreement.

                  (b) The term "Initiating Holders" means any Holder or Holders of not less than 10% of the Registrable Securities then outstanding and any other securities then convertible into Registrable Securities, and which have not been sold to the public.

                  (c) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Securities and Exchange Commission ("SEC") of the effectiveness of such registration statement.

                  (d) The term "Registrable Securities" means: (i) the Common Shares (as defined in the Stock Purchase Agreement); (ii) the shares of the Company's Common Stock issued or issuable upon conversion of the Series A Shares, Series B Shares, Series C Shares and Series D Shares; (iii) the Warrant Shares; (iv) the Common Stock issued to Intel Corporation ("Intel") pursuant to a Common Stock Purchase Agreement of approximately even date herewith and (v) the shares of the Company's Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued
as) a dividend or other distribution with respect to, or in exchange or in replacement of, any of the securities referred to in clauses (i), (ii), (iii) and (iv) above. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased.

                  (e) The term "Securities Act" means the Securities Act of 1933, as amended.

                  (f) The term "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (g) The term "Warrants" means the Venture Lending Warrant and the General Bank Warrant.

                  (h) The term "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

         Section 1.2 "Piggy-back" Registration.

                  (a) Registration Rights. If at any time or from time to time the Company shall determine to register any of its securities for its own account, other than a registration on Form S-l or S-8 (or other form) relating solely to employee stock option or purchase plans, a


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registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company shall:

                           (i) promptly give to each Holder written notice
thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (ii) except as set forth in Section 1.2(b), include
in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests by any Holder made within twenty-five (25) days after mailing or personal delivery of such written notice by the Company.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such person's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter reasonably determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to this Agreement; provided, however, that, except in connection with the Company's initial public offering of securities, the underwriter may not limit the number of Registrable Securities to be included in the registration and underwriting to less than forty percent (40%) of the total securities included therein (based on aggregate market values). The Company shall so advise all holders of the Company's securities requesting registration of any such limitation, and the number of shares of securities, including Registrable Securities, that are entitled to be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement; securities to be registered by the Company for its own account shall be excluded only if a limit on the number of shares is still required after exclusion of Registrable Securities held by each such Holder. With respect to any "selling Holder" that is selling securities hereunder and which is a partnership, corporation or trust, in the event of any underwriter cutback, the partners, retired partners, stockholders and trustee (if the selling Holder is a trust) of such "selling Holder," or the estates and family members of any such partners, retired partners, stockholders and trustees, and


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any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata allocation with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in registration.

         If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.2(b).

         Section 1.3 Demand Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 1.4 below), the Company shall:

                           (i) promptly (but in any event within ten (10) days
after such written request) give written notice of the proposed registration to all other Holders; and

                           (ii) as soon as practicable, use its diligent best
efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other securities laws of other states and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after mailing for personal delivery of such written notice by the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or Compliance pursuant to this Section 1.3:

                                    (A) Prior to the earlier of: (i) August 13,
2001 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction);



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                                    (B) In any jurisdiction in which the Company
would be required to qualify as a dealer in securities under the securities or blue sky laws of such jurisdiction or in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance;

                                    (C) If, after the Company gives the notice
specified in Section 1.3(a)(i), the Holders propose to sell a number of Registrable Securities having an aggregate proposed offering price of less than $5,000,000; or

                                    (D) After the Company has effected two (2)
such registrations pursuant to this Section 1.3(a), such registrations have been ordered or declared effective and such registrations have been kept effective for the periods required under Section 1.6 below.

                                    Subject to the foregoing clauses (A) through
(D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within 90 days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 90 days within which to file such registration statement; and further provided, that the Company shall not be required to cause a registration statement requested pursuant to this Section 1.3 to become effective less than 60 days before or prior to 90 days following the effective date of a registration statement pertaining to an underwritten public offering of securities initiated by the Company for its own account (other than a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration relating solely to employee benefit plans).

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a), and the Company shall include such information in the written notice referred to in Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective


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amounts of Registrable Securities held by such Holders at the time of filing the registration statement. In such event, no Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from the registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.3(b).

                  If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

         Section 1.4 Form S-3 Registration. Following the initial offering of the Company's securities to the general public, the Company will use its best efforts to qualify for the registration of its securities on Form S-3 (or any comparable or successor form which allows inclusion or incorporation of substantial information by reference to other documents filed with the SEC) and, to that end, the Company shall register (whether or not required by law to do so) its Common Stock under the Securities Exchange Act in accordance with the provisions of the Securities Exchange Act within twelve (12) months following the effective date of the first registration of any securities of the Company on Forms S-1 or S-2 (or any comparable or successor form or forms). After the Company has qualified for the use of Form S-3, the Holders shall have the right to request an unlimited number of registrations of Registrable Securities on Form S-3 (or such comparable or successor forms). Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders). If the Company receives such a written request from the Holders of not less than one percent (1%) of the Registrable Securities outstanding from time to time, the Company shall:

                  (a) promptly give written notice of the proposed registration and any related qualification or compliance to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within ten
(10) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or


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compliance pursuant to this Section 1.4 (i) if the Holders, together with holders of any other securities of the Company entitled to inclusion in such registration, if any, propose to sell Registrable Securities and such other securities, if any, having an aggregate proposed offering price of less than $1,000,000; (ii) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance and in which it has not already filed such a consent; (iii) if the Company shall furnish to the Holders a President's certificate of the type described in Section 1.3(a) above, in which case the Company's obligation to effect such registration shall be deferred as provided in that Section; or (iv) if such registration would exceed the limitation that the Holders may not demand more than one (1) registration on Form S-3 at the Company's expense during any twelve-month period and may not in any event demand any registration on Form S-3 (whether or not at the Company's expense) within six (6) months after the effective date of another registration effected under this Section 1.4. Registrations effected pursuant to this Section 1.4 shall not be counted as piggy-back registrations or demand registrations under Sections
1.2 or 1.3, respectively.

         Section 1.5 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article I, including without limitation, all registration, filing and qualification fees (including blue sky fees and expenses), printing expenses, accounting fees, escrow fees, the fees and disbursements of counsel for the Company with respect to such registration, the reasonable fees and disbursements of one counsel for the Holders participating in such registration, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall bear such expenses with respect to only one (1) registration on Form S-3 during any twelve-month period; and further provided, that the following expenses shall be borne by the Holders and any other participating security holders of the Company, pro rata according to their securities so registered:

                  (a) Withdrawn Demands. If a registration proceeding begun pursuant to Section 1.3 is withdrawn by the Initiating Holders, the reasonable expenses of such registration proceeding shall be borne by the Holders, pro rata, according to the number of shares of Registrable Securities requested to be registered by Holders who requested to participate in such registration; provided, however, that if such request is withdrawn after the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, such withdrawn request shall not be counted as a request for purposes of Section 1.3 or considered a withdrawn demand for purposes of this Section 1.5(a);

                  (b) Attorneys Fees. All fees and disbursements of counsel for the Holders, other than those specifically required herein to be borne by the Company; and

                  (c) Underwriters' Fees. Underwriters' fees, discounts and commissions relating to Registrable Securities and securities of any other participating security holders being sold in such registration.



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         Section 1.6 Registration Procedures. In the case of each registration, qualification or compliance required to be effected by the Company pursuant to this Article I, the Company shall, upon written request, inform any Holder participating therein as to the status of each registration, qualification and compliance. At its expense the Company shall as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration, qualification or compliance pursuant to Section 1.2, 1.3 or 1.4 effective for a period of 90 days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish such number of prospectuses and other documents incident thereto as a Holder participating in such registration from time to time may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it has not already done so.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         Section 1.7 Indemnification.

                  (a) To the extent permitted by law, the Company shall indemnify each Holder, each of its respective officers and directors, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this Article I, and each underwriter, if any, and each person who controls any underwriter, against all


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claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any such person or underwriter and stated to be specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnified Party (as defined below) if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the claim, loss, damage or liability at or prior to the time such furnishing is required by the Securities Act; and provided, further, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                  (b) To the extent permitted by law, each Holder shall, if securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act and each other such Holder, each officer and director and each person controlling each such underwriter, or other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse the Company, and such other Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such


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registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein and provided that in no event shall the liability of any Holder pursuant to this Section 1.7(b) exceed the amount of the net proceeds received by such person from the sale of his securities in such liability resulted from such Holder's willful misconduct.

                  (c) Each party entitled to indemnification under this Section
1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein within a reasonable amount of time, if such failure is prejudicial to the Indemnifying Party's ability to defend such action, shall relieve the Indemnifying Party of its obligations under this
Article I, but not of any obligation arising apart from this Article I. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.7, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.7.

         Section 1.8 Information by Holder. Each Holder whose securities are included in any registration shall furnish in writing to the Company such information regarding such person and the distribution proposed by such person as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article
I. The Company's obligations under this Article I are conditioned upon compliance by such persons with the provisions of this Section 1.8.

         Section 1.9 Sale Without Registration. At the time of any transfer of any Shares or Registrable Securities which shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the holder or transferee furnish to the Company: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) at the expense of the holder or transferee, an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under such Act; provided that nothing contained in this Section 1.9 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Article I.

         Section 1.10 Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of their securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as an Investor owns any Shares (or Registrable Securities), to furnish to such Investor forthwith upon request at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company with the SEC as an Investor may reasonably request in availing itself of any rule or regulation of the SEC permitting the sale of any such securities without registration.

         Section 1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 1.2, 1.3 and 1.4 may only be assigned by an Investor to a transferee or assignee of not less than 100,000 Series A Shares, Series B Shares, Series C Shares, Series D Shares or Registrable Securities (as adjusted for stock splits and the like); provided that such transfer may otherwise be effected in accordance with applicable securities laws and provided further that the Company is given written notice at the time of or within a reasonable time after such transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The share limitations set forth above shall not apply to transfers by any Investor to such Investor's Affiliated Parties, as defined below, but shall apply to further transfers to non-Affiliated Parties.

         Section 1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement so long as not less than fifty percent (50%) of the Series A Shares, Series B Shares, Series C Shares and Series D Shares (and/or Registrable Securities into which they are converted and as adjusted for stock splits, combinations and the like) are outstanding and held by Holders, the Company shall not, without the prior written consent, which consent shall not be unreasonably withheld, of the Holders of Series A Shares, Series B Shares, Series C Shares and Series D Shares (and/or Registrable Securities into which they are converted and as adjusted for stock splits, combinations and the like) having more than fifty percent (50%) of the voting power of such securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder: (a) to include such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders which are included in such registration; or (b) to demand that the Company register any securities of the Company.

         Section 1.13 Stand-Off Agreement. Each Holder agrees in connection with any registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and (b) all officers and directors of the Company and all other holders of securities to be included in such registration statement enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Section 1.14 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.2, 1.3 and 1.4 shall terminate with respect to such Holder on the earlier of (i) five years following a bona fide public offering of shares of Common Stock registered under the Securities Act (provided that the aggregate offering price, net of underwriting discounts and commissions, exceeds $12,000,000 and the per share offering price is at least $7.00) or (ii) at such time as one (1) year after the end of the first three month period in which such Holder is able to dispose of all of his or its Registrable Securities in one three month period pursuant to the provisions of Rule 144 (or similar successor rule), provided that such Holder holds Registrable Securities constituting less than two percent (2%) of the outstanding voting stock of the Company.

                                   ARTICLE II
                             RIGHTS OF FIRST REFUSAL

         Section 2.1 "New Securities". For purposes of this Article II, the term "New Securities" shall mean shares of Common Stock, Preferred Stock or any other class of capital stock of the Company issued after the date hereof, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock; provided, however, that the term "New Securities" does not include (i) securities issuable pursuant to the Series D Stock Purchase Agreement; (ii) securities issuable upon conversion of the shares of Preferred Stock outstanding as of the date hereof, or issuable upon the conversion of Series D Shares, or issuable upon exercise of the Warrants, or upon the conversion of any other convertible securities or the exercise of any other options, warrants or similar rights the Company may have issued or may hereafter issue in compliance with the provisions of this Section 2.1; (iii) other than as set forth in Section 3.9, securities offered to the public pursuant to a registration statement filed under the Securities Act, which term shall include any successor federal statute; (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation; (v) shares of capital stock or securities exercisable for or convertible into shares of capital stock issued (a) to lessors, and (b) to banks, commercial lenders, other financial institutions or lenders in connection with the borrowing of money by the Company; (vi) shares of capital stock or securities exercisable for or convertible into capital stock issued or issuable at any time to existing or future employees, directors, officers or consultants of the Company, pursuant to the Company's 1994 Stock Purchase Plan, the 1997 Stock Plan or any other employee stock offering, plan, or arrangement unanimously approved by the Board of Directors; (vii) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; and (viii) shares or options or warrants to purchase shares of Common Stock or Preferred Stock in connection with transactions involving the acquisition of licenses or other rights, assets or technology from third parties or equipment purchase or lease transactions approved by not less than a two-thirds vote of the entire Board of Directors.

         Section 2.2 Grant of Rights of First Refusal. Subject to the terms specified in this Article II, the Company hereby grants to the Investors the right of first refusal to purchase pro rata any issue of New Securities which the Company hereafter may from time to time propose to issue and sell. The "pro rata" share of each Investor is the ratio of (a) the number of shares of Common Stock then held by such Investor or issued or issuable to such Investor upon the conversion of the Series A Shares, Series B Shares, Series C Shares and Series D Shares and upon the conversion of any other securities convertible into Common Stock then held by such Investor plus the shares of Common Stock indicated on Exhibit A to be treated as held by such Investor for purposes of this Section 2.2, divided by (b) the sum of the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of all the Series A Shares, Series B Shares, Series C Shares and Series D Shares and other outstanding securities convertible into Preferred Stock or Common Stock.

         Section 2.3 Procedure.

                  (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investors written notice of its intention, describing the type of New Securities, the price and material terms upon which the Company proposes to issue the same. Each Investor shall have twenty-five
(25) days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the Company's notice by giving written notice to the Company to such effect and stating therein the quantity of New Securities to be purchased.

                  (b) Each Investor shall have a right of overallotment such that if any Investor fails to exercise its right hereunder to purchase its full pro rata portion of New Securities, the Company shall promptly give written notice of such fact to each of the other Investors who have properly exercised their right to purchase their full pro rata portions thereof, whereupon each such fully participating Investor shall have ten (10) business days from the date of receipt of any such notice to agree to purchase up to its pro rata share of the nonpurchasing investor's unexercised portion by giving written notice to the Company to such effect and stating therein the quantity of such nonpurchasing Investor's unexercised portion to be so purchased.

                  (c) In the event that the Investors fail to exercise in full their rights of first refusal within such twenty-five (25) plus ten (10) day period, the Company shall have one hundred fifty (150) days thereafter to sell or enter into an agreement (pursuant to which the sale of all New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of such agreement) to sell the New Securities, with respect to which such rights of first refusal were not exercised, at the price and upon terms no more favorable to the Investor than the terms specified in the Company's notice to the Investors. In the event the Company has not sold the New Securities within such 150-day period (or entered into an agreement to sell the New Securities within such 150-day period and actually sold them in accordance with such agreement within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering a portion to the investors in accordance with this Article II.

         Section 2.4 Termination of Rights. The preemptive rights granted under
Section 2.2 above shall expire upon the first of the following to occur:

                  (a) The closing of an underwritten public offering pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price of not less than Twelve Million Dollars ($12,000,000) and at a public offering price per share (prior to underwriter commissions and expenses) that is not less than $7.00 (as adjusted to reflect subdivisions and combinations of shares of Common Stock and stock dividends paid in shares of Common Stock (a "Qualified Initial Public Offering");

                  (b) the consummation of an acquisition of the Company pursuant to which a Public Market exists for the Company's capital stock (or other stock issued in exchange therefore). For the purpose of this Agreement, a "Public Market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended) or (ii) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal; or

                  (c) with respect to an individual Investor, when such Investor no longer holds at least 50% of the Series A Shares, Series B Shares, Series C Shares or Series D Shares (or the Common Stock issued upon conversion thereof) purchased by such Investor, respectively.

         Section 2.5 Assignment. The rights granted by the Company under this
Article II may only be assigned by an Investor to a transferee or assignee of not less than 100,000 of the

Series A Shares, Series B Shares, Series C Shares, Series D Shares or Registrable Securities (as adjusted for stock splits and the like); provided that such transfer may otherwise be effected in accordance with applicable securities laws and provided further that the Company is given written notice at the time of or within a reasonable time after such transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The share limitations set forth above shall not apply to transfers by any Investor to such Investor's Affiliated Parties, as defined below, but shall apply to further transfers to non-Affiliated Parties.

         Section 2.6 Waiver of Right of First Refusal. The Investors hereby waive the right of first refusal (including but not limited to any notice provisions) set forth in Article II of the Fourth Amended and Restated Investor Rights Agreement with respect to issuance of the Series D Shares issued pursuant to the Series D Stock Purchase Agreement, as may be amended.



                                   ARTICLE III
                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         Section 3.1 Financial Information. The Company shall furnish the following reports to each Investor so long as such Investor owns not less than ten percent (10%) of the Series A Shares, Series B Shares, Series C Shares and Series D Shares (and/or shares of Common Stock issued upon conversion thereof) purchased by such Investor.

                  (a) Annual Financial Statements. As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and of shareholders equity and consolidated statements of cashflows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, at least once every second year, certified by nationally recognized independent public accountants selected by the Company.

                  (b) Monthly Financial Statements. As soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, consolidated statements of income and of shareholder equity and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared on a basis substantially consistent with the principles by which the Company's year-end financial statements are prepared, except that they are subject to year-end adjustments and will not contain all footnotes required under GAAP, in reasonable detail.

                  (c) Annual Operating Plan. As soon as available, but not later than thirty (30) days after the end of each fiscal year of the Company, a copy of the Company's annual operating plan for the forthcoming fiscal year, including a projected balance sheet and statement of operations prepared on a monthly basis, and any material amendments to such projections as approved from time to time during such fiscal year by the Board of Directors.

                  (d) Other Information. Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide information which it reasonably considers to constitute a trade secret or to contain similarly confidential information. Exchanges of confidential information between the Company and Intel Corporation shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 83942, dated as of _____, between the Company and Intel and any Confidential Information Transmittal Records provided in connection therewith (the "Intel Nondisclosure Agreement").

         Section 3.2 Inspection. For so long as an Investor is entitled to receive reports under Section 3.1, the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor upon reasonable notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to constitute a trade secret or to contain similarly confidential information. Exchanges of confidential information between the Company and Intel shall be governed by the terms of the Intel Nondisclosure Agreement.

         Section 3.3 Series A Board Representation. For so long as the Investors holding Series A Shares shall own Series A Shares sold and issued to them under the Stock Purchase Agreement (and/or shares of Common Stock into which such Series A Shares are convertible, and as adjusted for stock splits, combinations and the like), the Company shall use its reasonable best efforts to cause one
(1) person designated by the majority-in-interest (in terms of the total number of shares of such Common Stock issued or issuable upon conversion of such Shares) of such Investors then holding Series A Shares (and/or such Common Stock) to be elected to the Company's Board of Directors.

         Section 3.4 Series B Board Representation. For so long as the Investors holding Series B Shares shall own Series B Shares sold and issued to them under the Series B Stock Purchase Agreement (and/or shares of Common Stock into which such Series B Shares are convertible, as adjusted for stock splits, combinations and the like), the Company shall use its reasonable best efforts to cause one
(1) person designated by the majority-in-interest (in terms of the total number of shares of such Common Stock issued or issuable upon conversion of such Shares) of such Investors then holding Series B Shares (and/or such Common Stock) to be elected to the Company's Board of Directors.

         Section 3.5 Outside Directors. For so long as there are any shares of Preferred Stock outstanding, the Company shall use its reasonable best efforts to cause at least a majority of the members of the Company's Board of Directors (including the persons designated by the Investors pursuant to the preceding Sections 3.3 and 3.4) to be "outside directors" (meaning they are not officers or employees of the Company).

         Section 3.6 Insurance. The Company shall keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss and damage by fire, extended coverage, explosion and other risks customarily insured against by companies in the Company's line of business, to the extent and in the manner customary for companies in similar businesses similarly situated.

         Section 3.7 Proprietary Information and Employee Confidentiality Agreements. The Company shall require each technical and management employee and consultant of the Company to enter into a proprietary information and employee confidentiality agreement in substantially the form of the Employee Agreement attached as Exhibit F to the Series D Stock Purchase Agreement, or such other form as may be approved by the Board of Directors.

         Section 3.8 Future Stock Issuances. The Company shall not issue any of its capital stock, or grant an option to purchase any of its capital stock, unless such issuance or grant is approved by the Company's Board of Directors by not less than a two-thirds' majority.

         Section 3.9 Right to Purchase Shares in Public Offering. In connection with an initial public offering of the Company's shares of Common Stock pursuant to a registration statement under the Act, each Holder that owns (together with its Affiliated Parties) not less than 755,940 shares of Series C Shares (each a "Major Investor"), shall, to the extent permitted by and in accordance with applicable laws and regulations, have the right to purchase shares offered to the public by the Company in such public offering (the "Proposed Offering") as follows:

                  (a) The Company shall give the Major Investors notice of its intention to effect the Proposed Offering, which notice shall include the proposed price range in which the Company intends to offer the securities sold to the public;

                  (b) Each Major Investor shall, within five (5) business days after the delivery of such notice by the Company in accordance with Section 3.9(a) hereof, notify the Company and the managing underwriter of such Major Investor's election to purchase its Allocation (defined below) of the shares to be offered in the Proposed Offering by the Company (excluding shares sold pursuant to the underwriters' over-allotment option) within the range specified by the Company, and of the maximum price (the "Ceiling Price"), if any, above which range such Major Investor will purchase its Allocation. Failure to so notify the Company and the managing underwriter within the five (5) business day period specified in this Section 3.9(b) shall constitute a complete and irrevocable waiver of the rights granted to a Major Investor under this Section
3.9. Other than as specified in Section 3.9(a) and as may otherwise be required by applicable law or by this Agreement, the Company shall have no obligation to provide notices to a Major Investor with respect to the Proposed Offering.

                  (c) Any election made by a Major Investor pursuant to Section 3.9(b) constitutes a binding obligation to purchase such Major Investor's Allocation at a price up to and including the Ceiling Price, subject only to the occurrence of a Material Adverse Change (defined below), which occurrence shall permit such Major Investor, by written notice delivered to the Company and the managing underwriter no later than one (1) business day before the effectiveness of the final registration statement covering the Proposed Offering, to revoke its election to purchase its Allocation in the Proposed Offering. If the price at which the Company's securities are ultimately sold to the public in the Proposed Offering exceeds a Major Investor's Ceiling Price, such Major Investor shall have no obligation to purchase its Allocation and the Company and the managing underwriter may conclusively presume that such Major Investor does not wish to purchase its Allocation.

                  (d) If a Major Investor elects to purchase securities in the Proposed Offering, the managing underwriter will deliver the preliminary and final prospectuses for such offering to such Major Investor in accordance with applicable law;

                  (e) If a Major Investor elects to purchase its Allocation in the Proposed Offering, it shall do so on the terms of such Proposed Offering and for a price per share which shall be equal to the price to the public set forth in the final prospectus delivered to such Major Investor pursuant to Section 3.9(d);

                  (f) For the purposes of this Section 3.9, a Major Investor's "Allocation" shall be determined by dividing (A) the total number of shares of Common Stock owned by such Major Investor (assuming conversion of all outstanding shares of Series C Preferred Stock) by (B) the total number of shares of Common Stock issued and outstanding (calculated on a fully-diluted, fully-converted basis assuming exercise or conversion of all options, warrants and other convertible securities then outstanding); provided, however, that such Allocation shall in no event exceed 3% of the shares to be offered by the Company in the Proposed Offering (excluding shares sold pursuant to the underwriters' over-allotment option).

                  (g) A "Material Adverse Change" shall mean a change in the Company's business, assets (including intangible assets), liabilities, financial condition or results of operations since the date of the notification given by the Company pursuant to Section 3.9(a) which has had or is likely to have a material adverse effect upon the Company.

                  (h) Each Major Investor hereby agrees that during the ninety
(90) day period following the effective date of the registration statement of the Company filed under the Act in connection with the Proposed Offering, it shall not sell, offer to sell, or otherwise transfer or dispose of the shares of the Company acquired though exercise of the rights granted to such Major Investor pursuant to this Section 3.9. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares held by each Major Investor (and the shares of every other person subject to the foregoing restriction) until the end of such period. Each Major Investor agrees to execute the form of such market stand-off agreement as may be reasonably requested by the underwriters.

                  (i) Notwithstanding Section 6.3 to the contrary, any term of this Section 3.9 may be amended and the observance of any term of this Section
3.9 may only be waived with the written consent of the Company and the holders of a majority of the Registrable Securities issued or issuable on the conversion of the Series C Shares.

         Section 3.10 Termination of Covenants. The covenants set forth in this
Article III, Section 4.3 and Article V, to the extent not previously terminated, shall terminate on the earlier to occur of: (i) the closing date of a Qualified Initial Public Offering (provided however that Section 3.9(h) shall survive until 90 days after the closing thereof), (ii) the date on which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act, or (iii) the consummation date of an acquisition of the Company pursuant to which a Public Market exists for the Company's capital stock (or other stock issued in exchange therefore).

                                   ARTICLE IV
                     AFFIRMATIVE COVENANTS OF THE INVESTORS

         Each Investor hereby severally covenants and agrees as follows:

         Section 4.1 Confidentiality of Information; Securities Laws. Subject to
Section 5.3, each Investor, except Intel, agrees not to disclose to third parties or use for purposes other than the evaluation, monitoring and preservation of such Investor's investment in the Company, except to the extent required by law or otherwise consented to in writing by the Company, any information obtained by such Investor from the Company contemplated by this Agreement, which may be proprietary to the Company or otherwise confidential and which has not been made available to the public or to any other third party on a non-confidential basis. Exchanges of confidential information between the Company and Intel shall be governed by the Intel Nondisclosure Agreement. Each Investor further acknowledges and understands that any information so obtained (whether or not of a proprietary nature) may be considered "inside" non-public information. Except as contemplated by this Agreement, each Investor agrees that it will not utilize such information in connection with the purchase and/or sale of the Company's securities, except in compliance with applicable state and federal securities laws.

         Section 4.2 Requests to Waive Accrued Dividends. In connection with the Company's first registered offering of the sale of the Company's securities to the public, if the underwriter of such offering reasonably determines that the offering cannot be made due to the amount of accrued dividends to which the holders of the Series A Shares are entitled pursuant to the Company's Restated Articles of Incorporation, the holders of the Series A Shares shall meet with officers of the Company to consider in good faith any request by the Company that such Investors waive their right to receive such dividends.

         Section 4.3 Voting and other Covenants.

                  (a) Agreement to Vote. Each Investor (and its permitted assigns) hereby agrees to vote all shares of the Company's Common Stock and Preferred Stock now or hereafter owned by it, whether beneficially or otherwise at any regular or special meeting of shareholders of the Company, or, in lieu of any such meeting, to give its written consent, as provided in this Section 4.3.

                  (b) Series A Board Representation. For so long as the Investors holding Series A Shares shall own Series A Shares sold and issued to them under the Stock Purchase Agreement (and/or shares of Common Stock into which such Series A Shares are convertible, and as adjusted for stock splits, combinations and the like), then the Investors (and their permitted assigns) shall vote or act with respect to all shares of the Company's Common Stock and Preferred Stock held by the Investors, as needed, to elect to the board of directors of the Company a designee of Thompson Clive Investment Plc (the "Thompson Clive Director").

                  (c) Series B Board Representation. For so long as the Investors holding Series B Shares shall own Series B Shares sold and issued to them (and/or shares of Common Stock into which such Series B Shares are convertible, and as adjusted for stock splits, combinations and the like), then the Investors (and their permitted assigns) shall vote or act with respect to all shares of the Company's Common Stock and Preferred Stock held by the Investors, as needed, to elect to the board of directors of the Company a designee of Morgan Stanley Venture Capital Fund (the "Morgan Stanley Director").

                  (d) Vacancy. In the event of any termination, removal or resignation of the Thompson Clive Director or the Morgan Stanley Director, the Investors (and their permitted assigns) shall take all actions necessary and appropriate to cause such vacancy to be filled in the manner by which such director was elected pursuant to the terms of this Section 4.3.

                  (e) Successors in Interest. The provisions of this Section 4.3 shall be binding upon the successors in interest of any of the shares of the Company's Common Stock or Preferred Stock held by the Investors. The Company shall not permit the transfer of any shares of Common Stock or Preferred Stock on its books or issue a new certificate representing any such shares unless and until the person to whom such security is transferred shall have executed a written agreement pursuant to which such person becomes subject to the provisions of this Section 4.3 and agrees to be bound by all the provisions hereof.

                  (f) Legend. Each certificate representing any of the Company's shares of Common Stock or Preferred Stock held by an Investor shall be endorsed by the Company with a legend reading as follows:

                  THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT CONTAINED IN AN INVESTOR RIGHTS AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

                  (g) Pooling Transaction Voting. MSIT Holdings, Inc., Morgan Stanley Venture Investors, L.P., and Morgan Stanley Venture Capital Fund II, C.V. agree that for so long as they hold any shares of capital stock of the Company, they will vote their shares with respect to any acquisition or merger transaction that is accounted for on a pooling of interests basis in a manner consistent with the vote of Morgan Stanley Venture Capital Fund II, L.P. on such matter.

                                    ARTICLE V
                                 CONFIDENTIALITY

         Section 5.1. Disclosure of Terms. The terms and conditions of this Agreement, the Series D Stock Purchase Agreement, the Fourth Amended and Restated Co-Sale Agreement among the Company and certain investors dated concurrently herewith, the Common Stock Purchase Agreement between the Company and Intel dated concurrently herewith, the Supplemental Agreement between the Company and Intel dated concurrently herewith (the "Supplemental Agreement") and the Tuning Lab Agreement between the Company and Intel dated concurrently herewith, (collectively, the "Agreements"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

         Section 5.2 Press Releases, Etc. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Intel has invested in the Company; provided that the release does not disclose any of the terms of the Agreements and the final form of the press release is approved in advance in writing by the Intel. Intel's name and the fact that Intel is an investor in the Company can be included in a reusable press release boilerplate statement in the form attached hereto as Exhibit B, which may be used on an ongoing basis regarding disclosure of such investment. No other announcements regarding Intel in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent.

         Section 5.3 Permitted Disclosures. Notwithstanding the foregoing, (i) any party may disclose any of the terms of the Agreements to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the terms of the Agreements to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.

         Section 5.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of any of the Agreements or any of the terms thereof in contravention of the provisions of this Article V, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the

Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

         Section 5.5 Other Information. The provisions of this Agreement shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Intel Nondisclosure Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without application of principles of conflicts of law.

         Section 6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 6.3 Entire Agreement; Amendment.

                  (a) This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than two-thirds (2/3rds) of the voting power of the securities entitled to the rights being amended or waived, based on the number of shares of Common Stock into which the Series A Shares, Series B Shares, Series C Shares and/or Series D Shares, as applicable, are convertible and for which the Warrants are exercisable, provided, however, that in the event an amendment or waiver of a provision contained in other than Sections 3.3, 3.4, 3.5, 4.2 or 4.3 of this Agreement adversely affects the rights and/or obligations of any holder of Preferred Stock under this Agreement in a different manner than the other holders of Preferred Stock (it being understood that, without limiting the foregoing, different Investors shall not be affected differently because of proportional differences that arise out of differences in the original issue price for the Preferred Stock held by such Investor or the number of shares of Preferred Stock held by such Investor) such amendment or waiver shall also require the written consent of such adversely affected Investor, and provided further that any amendment or waiver of Article 5 shall require the written consent of Intel.

                  (b) Any amendment or waiver effected in accordance with this Section shall be binding upon each Investor holding any securities of the Company at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         Section 6.4 Notices and Other Communications. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company at the following address:

         To the Company:            Persistence Software, Inc.
                                    1720 S. Amphlett Blvd., Suite 300
                                    San Mateo, California 94402
                                    Attn.:  Christine Russell, Secretary
                                    Facsimile: (650) 341-8432

         With a copy to:            Venture Law Group
                                    2800 Sand Hill Road
                                    Menlo Park, California 94025
                                    Attn:  Mark A. Medearis
                                    Facsimile:  (650) 233-8386

and addressed to any Investor at the address set forth for such Investor in Exhibit A to this Agreement, or at such other address as the intended recipient previously shall have designated by written notice to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the third (3rd) business day after it was deposited in the mail. All notices and other communications required or contemplated by this Agreement delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

         Section 6.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Series A Shares, Series B Shares, Series C Shares, Series D Shares or Common Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         Section 6.6 Separability of Agreements; Severability of this Agreement. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of any part of this Agreement with respect to any Investor, whether arising by reason of the law of the Investor's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Investor. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 6.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         Section 6.9 Gender. The use of the neuter gender herein shall be deemed to include the masculine and feminine gender, if the context so requires.

         Section 6.10 Attorneys' Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

         Section 6.11 Affiliated Parties. For purposes of this Agreement, the term "Affiliated Parties" shall include controlling shareholders of a corporate Investor, controlling partners of a partnership Investor, trustees of an Investor that is a trust, managing members of an Investor that is a limited liability company, or a majority-owned subsidiary or an affiliated corporation or partnership of the Investor where such affiliation is through majority-ownership, provided, however that any such Affiliated Parties shall not be in a business that competes with the Company, and provided further that any and all transferees must agree in writing to be bound by the terms of this Agreement as if it were an Investor hereunder. Series A Shares, Series B Shares, Series C Shares and Series D Shares (and/or Common Stock issuable upon conversion of such shares) held by Affiliated Parties shall be deemed to be held by a single Investor. Affiliated Parties shall designate one member to receive the information or exercise the rights to which the group is entitled under
Article III. The Amerindo Purchasers (as defined in the Second Series C Stock Purchase Agreement) shall be deemed Affiliated Parties of each other.

         Section 6.12 Further Assurances. The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

         Section 6.13 Specific Performance. It is recognized and agreed by all parties that certain of the rights which are subject to this Agreement are unique and are of such a nature as to be inherently difficult or impossible to value monetarily. It is thus agreed that, in the event of a breach of this Agreement by any party, an action at law or damages or other remedies at law would be inadequate to protect the unique rights and interests of the parties hereto. Therefore each party agrees that in the event of any controversy concerning the subject matter of this Agreement, the terms of this Agreement shall be enforceable in a court of equity by a decree of specific performance. Such a remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

               The remainder of this page is intentionally blank.

         IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY:

PERSISTENCE SOFTWARE, INC.
a California corporation



By: /s/ Christopher Keene
    --------------------------
    Name: Christopher Keene
    --------------------------
    Title: President and CEO
    --------------------------


                                    INVESTORS:

                                    CISCO SYSTEMS, INC.


                                    By: /s/ David A. Rogan
                                        Name: David A. Rogan
                                        --------------------------------
                                        Title: Vice President, Treasurer
                                        --------------------------------

                                    MORGAN STANLEY VENTURE INVESTORS, L.P.

                                    By: Morgan Stanley Venture Partners II, L.P.
                                        its General Partner
                                    By: Morgan Stanley Venture Capital II, Inc.
                                        Managing General Partner


                                    By: /s/ William J. Harding
                                        Name: William J. Harding
                                        --------------------------------
                                        Title: Vice President
                                        --------------------------------




                  SIGNATURE PAGE FOR PERSISTENCE SOFTWARE, INC.
              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.


                                    By: Morgan Stanley Venture Partners II, L.P.
                                        its General Partner
                                    By: Morgan Stanley Venture Capital II, Inc.
                                        Managing General Partner


                                    By: /s/ William J. Harding
                                        Name: William J. Harding
                                        ------------------------------------
                                        Title: Vice President
                                        ------------------------------------


                                    MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.


                                    By: Morgan Stanley Venture Partners II, L.P.
                                        its Investment General Partner
                                    By: Morgan Stanley Venture Capital II, Inc.
                                        Managing General Partner


                                    By: /s/ William J. Harding
                                        Name: William J. Harding
                                        ------------------------------------
                                        Title: Vice President
                                        ------------------------------------


                                    MSIT HOLDINGS, INC.


                                    By: /s/ Merritt Lutz
                                        Name: Merritt Lutz
                                        ------------------------------------
                                        Title: Senior Advisor
                                        ------------------------------------


                                    THOMPSON CLIVE INVESTMENTS PLC,
                                    a United Kingdom Public Limited Company


                                    By: /s/ C. Fitzherbert/ /s/ S.A. Thompson
                                        Name: C. Fitzherbert/S.A. Thompson
                                        -------------------------------------
                                        Title: Authorized Signatory/
                                               Company Secretary
                                        -------------------------------------




                  SIGNATURE PAGE FOR PERSISTENCE SOFTWARE, INC.
              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    THOMPSON CLIVE INC.
                                    401(K) FBO Greg Ennis


                                    By: /s/ Michelle Stecklein
                                        Name: Michelle Stecklein
                                        -----------------------------
                                        Title: Trustee
                                        -----------------------------


                                    THOMPSON CLIVE INC.
                                    401(K) FBO Peter H. Ziebelman


                                    By: /s/ Greg Ennis
                                        Name: Greg Ennis
                                        -----------------------------
                                        Title: Trustee
                                        -----------------------------


                                    VENTURE LENDING & LEASING, INC.


                                    By:
                                       Name:___________________________
                                       Title:__________________________


                                    GENERAL BANK


                                    By:
                                       Name:___________________________
                                       Title:__________________________



                  SIGNATURE PAGE FOR PERSISTENCE SOFTWARE, INC.
              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    NEXUS CAPITAL PARTNERS I, L.P.


                                    By: /s/ Will Weathersby
                                       Name: Will Weathersby
                                            ___________________________
                                       Title: General Partner
                                             __________________________


                                    PIPER JAFFRAY INC.


                                    By: /s/ Buzz Benson
                                       Name: Buzz Benson
                                            ___________________________
                                       Title:  Managing Director
                                             __________________________

                                    THE ENTREPRENEURS' FUND, L.P.

                                    By:  BW Management, LLC, its general partner


                                    By: /s/ Jeffrey T. Webber
                                       Name: Jeffrey T. Webber
                                            ___________________________
                                       Title:  Managing Director
                                             __________________________

                                    LITTON MASTER TRUST

                                    By:  Amerindo Investment Advisors, Inc.


                                    By: /s/ Alberto W. Vilar
                                       Name: Alberto W. Vilar
                                            ___________________________
                                       Title: Attorney-in-fact
                                             __________________________




                  SIGNATURE PAGE FOR PERSISTENCE SOFTWARE, INC.
              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    ATGF II, A Panamanian Corporation

                                    By:   Amerindo Investment Advisors, Inc.


                                    By:  /s/ Alberto W. Vilar
                                         _____________________________
                                          Alberto W. Vilar, Director



                                    /s/ James Stableford
                                    ___________________________________
                                    JAMES STABLEFORD



                                    /s/ Marc Weiss
                                    ___________________________________
                                    MARC WEISS


                                    RALPH H. CECHETTINI 1995 TRUST


                                    By: /s/ Ralph Cechettini
                                       Name: Ralph Cechettini
                                            ___________________________
                                       Title:__________________________


                                    INTEL CORPORATION


                                    By: /s/ Arvind Sodhani
                                       Name: Arvind Sodhani
                                            ___________________________
                                       Title: Vice President and Treasurer
                                             __________________________




                  SIGNATURE PAGE FOR PERSISTENCE SOFTWARE, INC.
              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    REUTERS HOLDINGS SWITZERLAND SA


                                    By: [Illegible]
                                       Name: [Illegible]
                                            ___________________________
                                       Title:__________________________




                  SIGNATURE PAGE FOR PERSISTENCE SOFTWARE, INC.
              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


                                                   Common       Series A        Series B       Series C      Series D      Warrant
Name                                               Shares        Shares          Shares         Shares        Shares        Shares
----                                               ------        ------          ------         ------        ------        ------
ATGF II                                                                                          574,915
Litton Master Trust                                                                              161,987
James Stableford                                                                                   5,000
Marc Weiss                                                                                         3,239
Ralph H. Cechettini 1995 Trust                                                                    10,799
c/o Amerindo Investment Advisors
399 Park Avenue, 22nd Floor
New York, NY  10022

Nexus Capital Partners I, L.P.                                                                   215,983
1 Market Street
Steuart Tower, Suite 2400
San Francisco, CA  94105

Piper Jaffray, Inc.                                                                               53,996
222 South 9th Street
Minneapolis, MN  55402

The Entrepreneurs' Fund, L.P.                                                                     53,996      28,037
1717 Embarcadero Road, Suite 2000
Palo Alto, CA  94303

Cisco Systems, Inc.                                                                              431,965
170 W. Tasman Drive
San Jose, CA  95134-1706

MSIT Holdings, Inc.                                                             1,484,716
750 Seventh Avenue, 12th Floor
New York, NY  10019
Attn:  Scot Six

Morgan Stanley Venture Capital Fund II, L.P.                                    1,013,065         14,316
Morgan Stanley Venture Investors, L.P.                                            262,927          3,715
Morgan Stanley Venture Capital Fund II, C.V.                                      252,392          3,567
3000 Sand Hill Road
Building 4, Suite 250
Menlo Park, CA  94025
Attn:  William J. Harding

Thompson Clive Investments Plc                                  2,084,715         218,341         10,799
Thompson Clive Inc. 401(K) FBO Greg Ennis          52,120*

                                                   Common       Series A        Series B       Series C      Series D      Warrant
Name                                               Shares        Shares          Shares         Shares        Shares        Shares
----                                               ------        ------          ------         ------        ------        ------
Thompson Clive Inc. 401(K) FBO Peter H.            52,120*
Ziebelman
3000 Sand Hill Road
Building I, Suite 185
Menlo Park, CA  94025
Venture Lending and Leasing                                                                                                 55,556

General Bank                                                                                                                25,000

Intel Corporation                                                                                            560,748
2200 Mission College Blvd.
Santa Clara, CA 95052
Attn:  Treasurer
Fax Number:  (408) 765-6038

With copies to:

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95052
Attn:  General Counsel
Fax Number:  (408) 765-1859


Reuters Holdings Switzerland SA                                                                               186,916
                                                  -------       ---------       ---------      ---------     -------        ------
         TOTALS                                   104,240       2,084,715       3,231,441      1,544,277     775,701        80,556

* Shares designated with an asterisk are shown only for purposes of inclusion in the calculations of an Investor's "pro rata" share for purposes of Article II of the Fifth Amended and Restated Investor Rights Agreement.



                                      -2-